UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
 Date of report (Date of earliest event reported): November 23, 2022
 ZOVIO INC
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34272	59-3551629
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1811 E. Northrop Blvd, Chandler, AZ 85286
(Address of Principal Executive Offices, including zip code)

 (858) 668-2586
(Registrant’s telephone number, including area code)
 None
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
 ☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
 ☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
 ☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
 ☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
None	None	None
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company         ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.         ☐

Item 1.01.     Entry into a Material Definitive Agreement.
On November 23, 2022, Zovio Inc, a Delaware corporation (“Zovio” or the “Company”), Fullstack Academy, LLC, a California limited liability company and a wholly-owned subsidiary of Zovio (“Fullstack”), and Simplilearn Americas, Inc. (“Purchaser”), entered into a Membership Interest Purchase Agreement (the “Purchase Agreement” and the transaction contemplated thereby, the “Transaction”) pursuant to which the Company sold all of its right title and interest in Fullstack to Purchaser for a purchase price of $31 million in cash, which is subject to certain adjustments and a customary post-closing working capital adjustment as set forth in the Purchase Agreement. The adjustments result in decreases to the net purchase price and include $6.0 million for regulatory considerations, $4.1 million for the assumption of indebtedness agreements by Purchaser, and $1.7 million for legal and banking fees, among other adjustments.
The Company will use the proceeds from the Transaction to settle the claims of secured and unsecured creditors of the Company as a part of the previously disclosed dissolution process. Following the settlement of such claims, the Company does not expect there to be proceeds from the Transaction available for distribution to the Company’s stockholders.
The foregoing summary of the Purchase Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Purchase Agreement, a copy of which is attached hereto as Exhibit 2.1.
Item 2.01.     Completion of Acquisition or Disposition of Assets.
As described in Item 1.01, on November 23, 2022, the Company and Fullstack completed the sale of the Business to Purchaser. The information disclosed in response to Item 1.01 is incorporated herein by reference.
Item 9.01.     Financial Statements and Exhibits.
(b) Pro Forma Financial Information
The following unaudited pro forma condensed consolidated financial information is attached as Exhibit 99.1 and incorporated herein by reference.
•Unaudited pro forma condensed consolidated balance sheet of the Company as of September 30, 2022.
•Unaudited pro forma condensed consolidated income statements of the Company for the three months ended September 30, 2022 and for the fiscal year ended December 31, 2021.

(d)    Exhibits

Exhibit	Description
2.1*	Membership Interest Purchase Agreement, dated as of November 23, 2022, by and among the Registrant, Fullstack Academy, LLC, and Simplilearn Americas, Inc.
99.1	Unaudited Pro Forma Financial Information
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)
*Certain of the exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(b)(2). The Registrant agrees to furnish a copy of all omitted exhibits and schedules to the Securities and Exchange Commission upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZOVIO INC

November 30, 2022	By:	/s/ Kevin Royal
Name: Kevin Royal
Title: Chief Financial Officer